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                                                                      EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To: Air Products and Chemicals, Inc.:


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated 21 January 1994 on the financial statements of the Air Products and Chemicals, Inc. Retirement Savings and Stock Ownership Plan for the year ended
30 September 1993 and our reports dated 3 November 1994 included in or incorporated by reference in the Annual Report of Air Products and Chemicals, Inc., on Form 10-K for the year ended 30 September 1994.





                                                             Arthur Andersen LLP


Philadelphia, Pennsylvania
22 December 1994